EXECUTIVE SEVERANCE AGREEMENT


     THIS AGREEMENT, dated as of February 20, 1998, by and between JPE, Inc., a Michigan corporation ("Corporation"), and James J. Fahrner, presently residing at 41445 Fawn Trail, Novi, Michigan ("Executive").

                                   WITNESSETH:

     WHEREAS, the Executive is presently employed by the Corporation as Executive Vice President, OEM Group; and

     WHEREAS, the Board of Directors ("Board") recognizes that the Executive has contributed significantly to the business of the Corporation; and

     WHEREAS, the Board desires that the Executive be able to perform his duties to the Corporation without being influenced by uncertainties of his own situation and further able to assess and advise the Board whether any proposed transaction that would constitute a Change of Control (as defined in Section 2) would be in the best interests of the Corporation and its shareholders; and

     WHEREAS, the Executive is willing to continue serving the Corporation on the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

     1. OPERATION AND TERMINATION OF AGREEMENT. This Agreement shall be effective immediately upon its execution by both parties. This Agreement shall terminate upon the earlier of:

     (a) The termination of the Executive's employment with the Corporation for any reason prior to a Change of Control (as defined in Section 2);

     (b) The termination of the Executive's employment because of death, Permanent Disability (as defined below), voluntary retirement on or after age 65, or Cause (as defined below); or

     (c) The second anniversary of a Change of Control.

     (d) For purposes of this Agreement:

          (i) "Permanent Disability" shall mean that by reason of a physical or mental disability or infirmity for a continuous period of six (6) months, the Executive is unable to perform the duties of her position. The determination of Permanent Disability shall be made by a medical board certified physician mutually acceptable to the Corporation and the Executive (or the Executive's legal representative, if one has been appointed). The Executive agrees to submit to the Corporation such medical evidence regarding such disability or infirmity as the Corporation may reasonably request.

          (ii) "Termination For Cause" shall mean any termination of the employment of the Executive for "Cause." For purposes of this Agreement, only the following shall be deemed to constitute "Cause":

               (A) the Executive's willful engaging in dishonest or fraudulent actions or omissions resulting or intended to result directly or indirectly in any demonstrable material financial or economic harm to the Corporation, or

               (B) if there has been a breach of the Executive's fiduciary duty to the Corporation resulting or intended to result directly or indirectly in personal profit to the Executive;

     provided that there shall have been delivered to the Executive at least ten
     (10) days prior to the effective date of Termination for Cause a Notice of Termination (as defined in Section 1(d)(v)), specifying the particulars thereof in detail. For purposes of subsection (A) or (B) above, no act or failure to act on the Executive's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation.

     If the Executive's employment shall be terminated by the Corporation for Cause, the Executive shall have the right to contest such termination only in accordance with the procedures set forth in Section 8.

          (iii) "Termination Without Cause" shall mean any termination of the employment of the Executive by the Corporation other than termination (A) For Cause, (B) upon death, (C) upon voluntary retirement on or after age 65 or (D) because of Permanent Disability.

          (iv) Any termination of the Executive's employment by the Corporation or by the Executive (other than upon death) shall be communicated by written "Notice of Termination" to the other party hereto. "Notice of Termination" shall mean a notice which shall indicate the specific termination provision relied upon in this Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (v) The "Date of Termination" shall mean (A) if the Executive's employment is terminated by his death, the date of his death, (B) if the Executive's employment is terminated due to his Permanent Disability, the date that is thirty (30) calendar days after Notice of Termination is given, (C) if the Executive's employment is terminated pursuant to a Termination For Cause, the date specified in the Notice of Termination, (D) if terminated by voluntary retirement on or after age 65, the date of retirement, and (E) if termination of the Executive's employment is a Termination Without Cause, date provided by the Notice of Termination which, in the case of a termination by the Corporation, shall not be less than thirty (30) calendar days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than ten (10) calendar days nor more than sixty (60) calendar days, respectively, after the date the Notice of Termination is given.

     2. CHANGE OF CONTROL.

     (a) No benefit shall be payable under this Section 2 unless there shall have been a Change of Control of the Corporation or Pending Change of Control (each as defined below).

     (b) For the purpose of this Agreement, a Change of Control of the Corporation ("Change of Control") shall be deemed to have occurred if any of the following events shall have occurred:

          (i) any Person (as defined below), other than John Psarouthakis, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Corporation (not including the securities beneficially owned by such Person acquired directly from the Corporation or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities; or

          (ii) a change in the membership of the Board as it existed in the immediately preceding calendar year (the "Incumbent Board") such that the directors of the Incumbent Board no longer constitute a majority of the Board; provided that any individual becoming a director in a subsequent year whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such individual were a member of the Incumbent Board; or

          (iii) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

     (c) Person. For the purpose of this Agreement, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include the Corporation or any of its subsidiaries.

     (d) Severance Payment Upon Change of Control. If at any time within the two
(2) years after a Change of Control, the Executive's employment with the Corporation (i) is terminated by the Corporation for any reason other than his death, Permanent Disability, voluntary retirement on or after age sixty-five
(65), or Termination For Cause, or (ii) is terminated by the Executive for Good Reason (as hereafter defined), then the Corporation shall pay the Executive, in lieu of any other severance payment, an amount equal to 2.99 times the Executive's annual base salary (the "Base Salary"), which base salary shall not be less than Executive's annual base salary of $185,000 as of the date of this Agreement.

     (e) Good Reason. For the purpose of this Section 2 of the Agreement, "Good Reason" shall mean the occurrence (without the Executive's written consent) after any Change of Control or during any Pending Change of Control (as defined below), as the case may be, of any one of the following events:

          (i) either (1) a significant alteration, as reasonably determined by the Executive, in the nature of the Executive's reporting responsibilities, title other than "Executive Vice President," duties or offices as in effect immediately prior to the Change of Control or Pending Change of Control, provided, that during any Pending Change of Control, Executive's duties and offices may be changed by the Corporation to address the needs of the Corporation taking into consideration Executive's capabilities and level of experience; or (2) any diminution of more than ten percent (10%) in the Executive's Base Salary from that in effect immediately prior to the Change of Control or Pending Change of Control, as the case may be;

          (ii) the requirement by the Corporation that the Executive's principal place of employment be relocated more than ten (10) miles from his place of employment immediately prior to the Change in Control or Pending Change in Control;

          (iii) the Corporation's failure to obtain, on or before the date of the Change of Control, a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5(a) hereof.

          (iv) either (1) the discontinuance of, or any amendment to, any compensation plan which is adverse to the Executive and in which the Executive participated immediately prior to the Change of Control or Pending Change of Control, as applicable, including but not limited to the Corporation's 1993 Stock Incentive Plan, or any substitute plan(s) adopted prior to the Change of Control or Pending Change of Control, as applicable, unless a substantially equivalent substitute or alternative plan has been made available to the Executive, or (2) the failure by the Corporation to continue the Executive's participation therein (or in such substitute or alternative plan(s)) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change of Control or Pending Change of Control, as applicable; or

          (v) the discontinuance of any benefits enjoyed by the Executive under any of the Corporation's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change of Control or Pending Change of Control, as the case may be, the taking of any action by the Corporation that would directly or indirectly materially reduce any of such benefits enjoyed by the Executive at the time of the Change of Control or Pending Change of Control, as applicable, or the failure by the Corporation to provide the Executive with the number of paid vacation days to which he is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change of Control or Pending Change of Control, as applicable.

     (f) Severance Payment Upon Pending Change of Control.

          (i) The Corporation shall promptly pay the Executive as termination compensation the Severance Payment provided in Section 2(d) in the event that at any time during a "Pending Change of Control" (as defined below) of the Corporation the Executive's employment with the Corporation (i) is terminated by the Corporation for any reason, other than his death, Permanent Disability, or Cause or normal retirement on or after age sixty-five (65), or (ii) is terminated by the Executive for Good Reason (as defined in Section 2(e)).

          (ii) Pending Change of Control. For the purpose of this Agreement, a "Pending Change of Control" shall be deemed to have occurred if any of the following events shall have occurred:

               (A) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

               (B) the Corporation or any Person publicly announces an intention to take or consider actions which, if consummated, would constitute a Change of Control;

               (C) any Person, other than John Psarouthakis, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates); or

               (D) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Pending Change of Control has occurred.

     3. PROTECTED INFORMATION; PROHIBITED COMPETITION.

     (a) The Executive hereby recognizes and acknowledges that during the course of the Executive's employment by the Corporation, the Corporation has disclosed and will furnish, disclose or make available to the Executive confidential or proprietary information related to the Corporation's business, including, but not limited to, customer lists, ideas, processes, inventions and devices, that such confidential or proprietary information has been developed and will be developed through the expenditure by the Corporation of substantial time and money and that all such confidential information could be used by the Executive and others to compete with the Corporation. The Executive hereby agrees that all such confidential or proprietary information shall constitute trade secrets, and further agrees to use such confidential or proprietary information only for the purpose of carrying out his duties with the Corporation and not otherwise to disclose such information until the expiration of a period of three (3) years from the date her employment with the Corporation is terminated. The foregoing restrictions shall not apply to information which becomes public without disclosure by the Executive or is obtained from a source other than the Corporation, or which the Executive is required by law or judicial or administrative order or process to disclose.

     (b) The restrictions in this Section 3 shall survive the termination of the Agreement and shall be in addition to any restrictions imposed on the Executive by statute or at common law.

     (c) Upon any termination of the Executive's employment under Section 1 (except for Termination Without Cause) the Executive agrees that for a period of one (1) year following the Date of Termination the Executive will neither compete with the Corporation in any market in which the Corporation operates as of the Date of Termination, nor work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the business activities of the Corporation.

     4. INJUNCTIVE RELIEF. The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in
Section 3 of this Agreement may result in significant and continuing injury to the Corporation, the monetary value of which would be impossible to establish. Therefore, the Executive hereby agrees that, notwithstanding any provision in
Section 8 hereof to the contrary, the Corporation shall be entitled to injunctive relief granted by a court of appropriate jurisdiction without the posting of a bond or other security in the event of any breach or threatened breach of the terms of either of such sections. Nothing herein will be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for such breach or threatened breach, including the recovery of damages from the Executive. The provisions of this Section 4 shall survive the termination of this Agreement.

     5. SUCCESSORS; BINDING AGREEMENT.

     (a)  The  Corporation  shall  require  any  successor  (whether  direct  or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to a date that is on or before the date of the Change of Control shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as he would receive hereunder if he were to terminate his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which such Change of Control becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Corporation" shall mean the Corporation as previously defined and any successor to its business and/or assets as aforesaid, which successor executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die after his termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no designee, to the Executive's estate.

     6. NOTICES. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by a national overnight delivery service, addressed to the Board and the Corporation at the Corporation's then principal office, or to the Executive at the address set forth in the preamble, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 6. Notices shall be deemed given when received.

     7. INDEMNIFICATION AND INSURANCE; LEGAL EXPENSES. The Corporation shall indemnify and hold harmless the Executive (and his legal representatives or other successors) if he is a party, or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the Executive is or was a director, officer or employee of the Corporation, against expenses (including reasonable attorney's fees), costs, judgments, fines and other amounts paid in settlement (if such settlement is approved by the Board of Directors) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by law. The Corporation shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officer's liability insurance policy, which shall be in an amount not less than the directors' and officers' insurance available to the Executive on the date hereof.

     8. DISPUTES.

     (a) The administrator for purposes of this Agreement shall be the Corporation ("Administrator"), whose address is 775 Technology Drive, Suite 200, Ann Arbor, MI 48108, and whose telephone number is (313) 662-2323. The "Named Fiduciary" as defined in Section 402(a)(2) of ERISA, also shall be the Corporation. The Corporation shall have the right to designate one or more employees of the Corporation as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. The Corporation shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same.

     (b) The Administrator shall make all determinations as to the right of any person to receive benefits under the Agreement. Any denial by the Administrator of a claim for benefits by the Executive ("the claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant within ten
(10) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ten (10) day period. In no event shall such extension exceed a period of ten (10) days from the end of the initial ten (10) day period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

     (c) A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request on or before the tenth calendar day following the date of such denial a review of the denial in a written notice to the Administrator. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as he shall consider relevant to a determination of the claim, and he may include a request for a personal hearing before the Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to the claim. The claimant may, at all stages of review, including arbitration provided for in Section 14(d), be represented by counsel of his choice, legal or otherwise, and the reasonable fees and expenses of the counsel shall be borne by the Corporation. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than ten (10) days following receipt by the Administrator of the claimant's request for review unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than twenty (20) days after receipt of such request.

     (d) A claimant who has followed the procedure in paragraphs (b) and (c) of this section, but who has not obtained full relief on his claim for benefits, may, within sixty (60) days following his receipt of the Administrator's written decision on review, apply in writing to the Administrator for binding arbitration of the claim before an arbitrator mutually acceptable to both parties, the arbitration to be held in Ann Arbor, Michigan, in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect. If the parties are unable to mutually agree upon an arbitrator, then the arbitration proceedings shall be held before three (3) arbitrators, one
(1) of whom shall be designated by the Corporation, one (1) of whom shall be designated by the claimant and the third of whom shall be designated mutually by the first two (2) arbitrators in accordance with the commercial arbitration rules referenced above. The sole authority of the arbitrator(s) shall be to interpret and apply the provisions of this Agreement; not to change, add to, or subtract from, any of its provisions. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon the arbitration.

     9. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after his termination.

     10. NO SET-OFF. The Corporation's obligation to make any payments provided for by this Agreement are absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, claim of breach of contract or other right which the Corporation may have against the Executive or others.

     11. NONALIENATION OF BENEFITS. Except as may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Corporation.

     12. ERISA. This Agreement is an unfunded compensation arrangement for a member of a select group of the Corporation's management employees and any applicable ERISA exemptions for a "top hat" arrangement shall be applicable to this Agreement.

     13. REPORTING AND DISCLOSURE. The Corporation, from time to time, shall provide government agencies with reports concerning this Agreement as may be required by law, and the Corporation shall provide the Executive with such disclosure concerning this Agreement as may be required by law or as the Corporation may deem appropriate.

     14. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and except for that certain Indemnification Agreement between the Corporation and Executive dated June 19, 1995, which shall remain in full force and effect, supersedes any prior written or oral agreements or understandings relating to the same subject matter, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a type provided elsewhere including, but not limited to, any pension benefits.

     15. MODIFICATION AND WAIVER. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

     16. SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

     17. WITHHOLDING. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholdings and deductions required by any applicable income and employment federal, state and local tax laws. In the event the Corporation fails to withhold such sums for any reason, it may require the Executive to promptly remit to the Corporation sufficient cash to satisfy applicable income and employment withholding taxes.

     18. PAYMENT UPON DEATH. Any amounts payable to the Executive hereunder after the death of the Executive shall be paid to the Executive's estate or legal representative.

     19. HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

     20. LATE PAYMENT OF BENEFITS. If any amount required to be paid by the Corporation to the Executive hereunder is not paid when due, the Corporation shall pay such amount to the Executive together with interest at the prime rate as announced from time to time by Comerica Bank (or its successor) plus two percentage points, for the period from and after the tenth (10th) day following the date on which payment was due to and including the date of payment.

     21. ATTORNEY CONSULTATION. The Executive has had an opportunity to consult with an attorney of his choosing prior to executing this Agreement.

     22. GOVERNING LAW. To the extent not governed by Federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.


                                    JPE, INC.


                                    By: /s/ John Psarouthakis
                                        ------------------------------------

                                    Title: Chairman & CEO



                                    EXECUTIVE

                                    By: /s/ James J. Fahrner
                                        ------------------------------------